                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        AQUILA BIOPHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                        AQUILA BIOPHARMACEUTICALS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 2000

                            ------------------------

To the Shareholders of
Aquila Biopharmaceuticals, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Aquila Biopharmaceuticals, Inc. (the "Company") will be held on Wednesday, May 31, 2000, at 10:00 a.m. at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts 01702, for the following purposes:

          1. To elect two Class II directors to the board of directors to hold office until the annual meeting of shareholders in 2003;

          2. To transact such other business as may properly come before the meeting or any adjournment of this meeting.

     The board of directors has fixed the close of business on April 7, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting and at any adjournment thereof.

     All shareholders are cordially invited to attend the meeting; however, to assure your representation at the meeting you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          JANE V. HAWKES, Secretary

                        AQUILA BIOPHARMACEUTICALS, INC.
                             175 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This proxy statement is being furnished to shareholders of Aquila Biopharmaceuticals, Inc. (the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 31, 2000 at 10:00 a.m. at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts, and any adjournment thereof. A copy of the Company's 1999 Annual Report on Form 10-K is being mailed concurrently with this proxy statement to each shareholder entitled to vote at the meeting. This proxy statement and accompanying proxy materials will be mailed beginning April 20, 2000 to all shareholders entitled to vote at the meeting.

VOTING AND PROXIES

     The Board of Directors has fixed the close of business on April 7, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 29, 2000, there were 8,506,915 shares of the Company's common stock outstanding.

     Each holder of record of shares of the Company's common stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the Annual Meeting. The presence in person or by properly executed proxy of the holders of a majority of the shares of the Company's common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the votes properly cast at the Annual Meeting on the election of directors is necessary for the election of a director. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee record holders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast although they will count toward the presence of a quorum. The failure of a broker to return a signed proxy card will result in the shares held of record by such broker not being counted towards the determination of a quorum.

PROXY VOTING AND REVOCATION

     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, the proxies will be voted in accordance with such specification. If no choice is specified, the persons named in the proxies solicited by the Board of Directors intend to vote for the election of the nominees for director.

     The Board of Directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

     Shareholders of the Company who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by executing and delivering later-dated proxies. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Secretary of the Company in writing at any time prior to the voting of the proxy.

SOLICITATIONS

     Proxies are being solicited by and on behalf of the Board of Directors. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses. In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies from its shareholders. For such service American Stock Transfer & Trust Company will receive reimbursement of out of pocket costs and expenses but will receive no consideration in addition to that received as transfer agent.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Under the Company's By-laws, the Board of Directors consists of such number as the Board shall determine but not less than one. The Board has set the number of Board members at five. The Board is classified into three classes, as nearly equal in number as possible, whose terms of office expire at different times in annual succession. If the nominees are elected, there will be two directors (Dr. Taunton-Rigby and Mr. Carpenter) whose terms expire at the Annual Meeting of the Company's shareholders in 2003, one director (Mr. Hillback) whose term expires at the Annual Meeting of the Company's shareholders in 2002 and two directors (Mr. Beaver and Dr. Dorrington) whose terms expire at the Annual Meeting of the Company's shareholders in 2001. The members of each class are elected to serve a three-year term unless the membership of a class or classes is being reapportioned. It is intended that the persons named on the proxy card as proxies will vote shares of the Company's common stock so authorized for the election of Mr. Carpenter and Dr. Taunton-Rigby to the Board of Directors. The Board of Directors expects that the nominees will be available for election; but in the event that they should become unavailable, it is intended that the proxy would be voted for nominees who would be designated by the Board of Directors, unless the Board reduces the number of directors.

     Mr. Carpenter and Dr. Taunton-Rigby will serve until the Annual Meeting of the shareholders in 2003 and until their successors are elected and qualified. The nominees are currently directors of the Company, and the nominees have agreed to serve as directors if elected at the meeting.

     The Board of Directors recommends a vote FOR the election of the nominees set forth below.

     The Biographical summaries of the nominees for director of the Company appear below.

  Robert J. Carpenter

     Robert J. Carpenter, 54, has been a Director of the Company since April of 1998. Mr. Carpenter served as President of VacTex, Inc. from November 1995 to April 1998 when VacTex was acquired by Aquila. Mr. Carpenter has served as Chairman of the Board of GelTex Pharmaceuticals, Inc. since 1991. He is President of Boston Medical Investors, Inc., an investment firm. Mr. Carpenter served as President and Chief Executive Officer of GelTex from 1991 to 1993. He served as an Executive Vice President of Genzyme Corporation, a human health care company, from 1989 to 1991, and was Chief Executive Officer and Chairman of the Board of IG Laboratories, Inc., a genetic testing service company, from 1989 to 1991. Prior to that, he was Chairman, President and Chief Executive Officer of Integrated Genetics, Inc., a biotechnology company, which he joined as President in 1981. He is a director of Genzyme Corporation. He is a member of the Compensation Committee of the Company's Board of Directors.

  Alison Taunton-Rigby

     Alison Taunton-Rigby, Ph.D., 55, has served as President, Chief Executive Officer and Director since March of 1996. Dr. Taunton-Rigby served as President and Chief Executive Officer and a member of the Board of Directors of the Company's predecessor, Cambridge Biotech Corporation ("CBC"), from April 1995 until October of 1996. From 1993 to 1994, she served as President and Chief Executive Officer of Mitotix, Inc., a biopharmaceutical company. Prior to joining Mitotix, Dr. Taunton-Rigby was Senior Vice President,

Biotherapeutics, of Genzyme Corporation, where she had overall responsibility for Genzyme's biotherapeutics business. Dr. Taunton-Rigby is a past member of the Board of Directors of BIO, the national trade organization, and is a past Chair of the Emerging Companies section. She is also a member of the Board of Directors and a past President of the Massachusetts Biotech Council, the trade organization representing Massachusetts biotechnology companies. Dr. Taunton-Rigby received her doctorate in Chemistry from the University of Bristol in England, and is a graduate of the Advanced Management Program of the Harvard Business School. She is a director of Synaptic Pharmaceutical Corporation. She is also a member of the Bentley College Ethics Board.

     Biographical summaries of the remaining directors of the Company whose terms of office will continue after the Annual Meeting appear below.

  Elliott D. Hillback, Jr.

     Elliott D. Hillback, Jr., 55, has been a Director of the Company since March of 1996. Since July 1990 Mr. Hillback has served as Senior Vice President of Genzyme Corporation. As Senior Vice President of Genzyme, he was initially responsible for corporate/business development activities. He then served for five years as President of IG Laboratories/Genzyme Genetics, Genzyme's genetic testing business. Currently he is Senior VP of Corporate Affairs/Corporate Communication. Prior to joining Genzyme, Mr. Hillback held executive positions at Baxter International and BOC Group, Inc. as well as the positions of President and CEO of Cellcor Therapies, Inc., a start-up biotechnology company. Mr. Hillback is a member of the Council of Medical Genetics Organization, and is chairperson of the Ethics Committee of the Trade Association BIO. In 1999, he was appointed to the Secretary's Advisory Committee on Genetic Testing which was created to provide policy recommendations directly to the Secretary of Health and Human Services. He earned his B.A. degree at Cornell University and an M.B.A. from Harvard Business School. He is chairman of the Audit Committee and a member of the Compensation Committee of the Company's Board of Directors.

  Jeffrey T. Beaver

     Jeffrey T. Beaver, 62, has been a Director of the Company since March of 1996, and currently serves as the Chairman of the Board. Mr. Beaver served as a Director of CBC since January 1983, and as Chairman of the Board of Directors from April 1995 to October 1996. From May 1994 to April 1995, Mr. Beaver served as President and Chief Executive Officer of CBC, and from May 1994 to March 1996, Mr. Beaver served as CBC's Treasurer. Since October 1996, Mr. Beaver has been Managing Director of CoView Capital, Inc. From January 1991 to May 1994, Mr. Beaver was an independent consultant in the healthcare sector. From September 1986 to December 1990, Mr. Beaver was Senior Vice President and Head of the Corporate Finance Group of IBJ Schroder Bank and Trust Company. Mr. Beaver is a member of the Institute of Chartered Financial Analysts. He received his B.A. degree from Princeton University and his M.B.A. degree from New York University. Mr. Beaver is a member of the Nominating Committee of the Company's Board of Directors.

  Keith J. Dorrington

     Keith J. Dorrington, D.Sc., 60, has been a Director of the Company since October 1996. Since 1991 Dr. Dorrington has been associated with MDS Health Ventures Capital Corp., the leading venture capital company for the healthcare sector in Canada, serving as Senior Vice President, Science and Technology since 1993. In this capacity Dr. Dorrington is responsible for the scientific evaluation of all pharmaceutical/ biotechnology proposals received by MDS and in-depth technical review of selected proposals. Dr. Dorrington is currently a member of American Association of Immunologists, American Society of Biological Chemists, Biochemical Society, British Society for Immunology, Canadian Biochemical Society, Canadian Society of Immunology, American Management Association and Canadian Research Management Association and holds directorships in six early stage companies in the MDS portfolio. He is Advisory Editor of Immunological Communications, a member of the Editorial Board of Critical Review in Immunology and a director of two of the Network Centres for Excellence. Dr. Dorrington earned his B.Sc., Ph.D., and D.Sc. from the University of Sheffield, U.K. He is a member of the Audit Committee and Chairman of the Nominating Committee of the Company's Board of Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT OF THE COMPANY

     The following table sets forth certain information as to the Company's common stock owned by management of the Company as of March 24, 2000 based upon information supplied by the Company's directors and executive officers and by beneficial owners of more than five percent (5%) of the Company's common stock based solely upon filings made by such beneficial owners.

                                                             AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
------------------------                                    -----------------------    ----------------
Alison Taunton-Rigby Ph.D.(2).............................           264,250                  3.0%
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Jeffrey T. Beaver(3)......................................            62,922                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Robert J. Carpenter(4)....................................           117,158                  1.4%
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Keith J. Dorrington Ph.D.(5)..............................            15,000                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Elliott D. Hillback, Jr.(6)...............................            17,500                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Gerald A. Beltz, Ph.D.(7).................................            71,723                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Deborah B. Grabbe(8)......................................            74,095                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
James L. Warren(9)........................................            60,200                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702
Charlotte A. Kensil.......................................            14,584                    *
  Aquila Biopharmaceuticals, Inc.
  175 Crossing Boulevard
  Framingham, MA 01702(11)
Directors and Executive...................................           697,432                  7.7%
  Officers as a Group(12)

                                                             AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP(10)   PERCENT OF CLASS
------------------------                                    -----------------------    ----------------
State of Wisconsin Investment Board(13)...................         1,580,741                 18.6%
  State of Wisconsin
  121 E. Wilson Street
  Madison, Wisconsin 53707
Marcus Schloss & Co., Inc., Douglas.......................           656,515                  7.7%
  Schloss, and Richard P. Schloss(14)
  One Whitehall Street
  New York, NY 10004

---------------
  *  Less than 1%

 (1) Share ownership includes shares of common stock issuable on exercise of certain outstanding options as described in the footnotes below.

 (2) Includes 246,543 shares which Dr. Taunton-Rigby may acquire upon the exercise of options.

 (3) Includes 132 shares held as custodian for one daughter and 132 shares held as custodian for another daughter. Mr. Beaver disclaims beneficial ownership of the shares held as custodian for his daughters. Includes 52,181 shares which Mr. Beaver may acquire upon the exercise of options.

 (4) Includes 5,000 shares which Mr. Carpenter may acquire upon the exercise of options.

 (5) Includes 15,000 shares which Dr. Dorrington may acquire upon the exercise of options.

 (6) Includes 17,500 shares which Mr. Hillback may acquire upon the exercise of options.

 (7) Includes 71,667 shares which Dr. Beltz may acquire upon the exercise of options.

 (8) Includes 70,000 shares which Ms. Grabbe may acquire upon the exercise of options.

 (9) Includes 57,500 shares which Mr. Warren may acquire upon the exercise of options.

(10) Share ownership includes shares of common stock issuable on exercise of certain outstanding options as described in the footnotes below.

(11) Includes 14,584 shares which Ms. Kensil may acquire upon the exercise of options.

(12) See Footnotes Numbers 1-11.

(13) Based upon information contained in Schedule 13G filed with the Company on February 4, 2000. The State of Wisconsin Investment Board subsequently acquired 500,000 shares of common stock from the Company through a private sale on March 22, 2000. The total of 1,580,741 reported in this table represents the sum of the number of shares reported on the Form 13G on February 4, 2000 and the number of shares sold to the State of Wisconsin Investment Board on March 22, 2000.

(14) Based solely upon information contained in Schedule 13G filed with the Company on February 10, 2000. Marcus Schloss & Co., Inc. owns 584, 515 shares of the Company's common stock. Douglas Schloss and Richard P. Schloss may be deemed to control Marcus Schloss & Co., Inc. Douglas Schloss and Richard P. Schloss each also control two private investment funds which when combined own 72,000 shares of the Company's common stock. Consequently, Douglas Schloss and Richard P. Schloss each may be deemed to beneficially own 656,515 shares of the Company's common stock.

                               BOARD OF DIRECTORS

     The Board of Directors meets on a regularly scheduled basis and holds special meetings as required. The Board met seven (7) times during 1999 and acted by written consent one (1) time. The Board of Directors has assigned certain responsibilities to the Audit Committee, the Compensation Committee and the Nominating Committee, each of which was established by the Board of Directors in October of 1996. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board member served during this period.

     The members of the Audit Committee are Mr. Hillback (chairman) and Dr. Dorrington. The Audit Committee held one (1) meeting during 1999. The functions of the Audit Committee include recommending to the full Board the appointment of the independent public accountants for the Company, reviewing the scope and results of the audits by the independent public accountants, and reviewing internal reports on various aspects of corporate operations.

     The members of the Compensation Committee are Mr. Carpenter (chairman) and Mr. Hillback. The Compensation Committee held five (5) informal meetings during 1999 (acting by written consent vote), and administered the compensation plan for the Company's officers.

     The members of the Nominating Committee are Dr. Dorrington (chairman) and Mr. Beaver. The Nominating Committee held no meetings during 1999. The functions of the Nominating Committee include reviewing possible candidates for the Board of Directors and recommending nomination of appropriate candidates by the Board.

     Shareholders who wish to suggest qualified candidates for the Board of Directors must do so in accordance with the provisions of the Company's By-Laws by sending a notice to the Company's Secretary, together with certain information with respect to such nominees, not less than 60 nor more than 150 days prior to the date of the Annual Meeting (unless less than 70 days' notice of the Annual Meeting is given in which case notice must be given not later than the close of business on the tenth day following the earlier of such public disclosure or notice of such meeting).

                         TRANSACTIONS WITH SHAREHOLDER

     On March 22, 2000, the Company sold 500,000 shares of its common stock through a private placement to the State of Wisconsin Investment Board, which currently owns more than five percent (5%) of the Company's common stock, at a price of $6.0625 per share. In July 1999 the Company sold 666,667 shares of its common stock through a private placement to the State of Wisconsin Investment Board at a price of $2.25 per share.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to the annual and long-term compensation for services to the Company for the last three completed fiscal years of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company as of December 31, 1999 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                           ANNUAL COMPENSATION                COMPENSATION
                                    ----------------------------------   -----------------------
                                                                          AWARDS
                                                          --------------------------------------
                                                                                      SECURITIES
                                                             OTHER       RESTRICTED   UNDERLYING
                                                BONUS        ANNUAL        STOCK       OPTIONS/     ALL OTHER
                                     SALARY     EARNED    COMPENSATION    AWARD(S)       SARS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)          ($)           ($)          (#)           ($)
---------------------------  ----   --------   --------   ------------   ----------   ----------   ------------
Alison Taunton-Rigby.....    1999   $265,000   $119,250                                 60,000        $6,920(1)
  President/CEO &            1998    255,000     45,000                                 60,000         3,880
  Director                   1997    244,650     61,500                                 35,000         6,885
Gerald A. Beltz..........    1999   $182,000     61,000                                 40,000        $3,235(2)
  Senior Vice President of   1998    175,000     32,000                                 40,000         3,415
  Research &                 1997    160,474     32,000                                 20,000         2,962
  Development
Deborah B. Grabbe........    1999   $148,000     45,000                                 30,000        $2,250(3)
  Vice President of          1998    142,500     34,500                                 30,000         3,298
  Manufacturing Operations   1997    137,442     34,500                                 20,000         2,259
James L. Warren(4).......    1999   $172,000     52,000                                 30,000        $3,193(5)
  Vice President of          1998    159,144         --                                 80,000         1,877
  Finance Chief Financial    1997         --         --                                     --            --
  Officer and Treasurer
Charlotte A. Kensil......    1999   $109,633     15,000                                 12,500        $1,906(6)
  Vice President of
  Research

---------------
(1) Represents payment by the Company of $4,420 for term life insurance and $2,500 for the company's contribution to Dr. Taunton-Rigby's 401(k) account.

(2) Represents payment by the Company of $735 for term life insurance and $2,500 for the Company's contribution to Dr. Beltz's 401(k) account.

(3) Represents payment by the Company of $604 for term life insurance and $1,646 for the Company's contribution to Ms. Grabbe's 401(k) account.

(4) Mr. Warren joined the Company on January 19, 1998.

(5) Represents payment by the Company of $695 for term life insurance and $2,498 for the Company's contribution to Mr. Warren's 401(k) account.

(6) Represents payment by the Company of $444 for term life insurance and $1,462 for the Company's contribution to Ms. Kensil's 401(k) account.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                        ---------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF    PERCENT OF TOTAL                                  ASSUMED ANNUAL RATES OF
                        SECURITIES      OPTIONS/SARS                                 STOCK PRICE APPRECIATION FOR
                        UNDERLYING       GRANTED TO      EXERCISE OF                          OPTION TERM
                        OPTION/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION    -----------------------------
NAME                    GRANTED(#)      FISCAL YEAR        ($/SH.)        DATE          5% ($)          10% ($)
----                    -----------   ----------------   -----------   ----------    ------------    -------------
Alison
  Taunton-Rigby.......    60,000(1)          25%            1.813      9/23/2009      68,411.16       173,367.31
Gerald A. Beltz.......    40,000(1)          17%            1.813      9/23/2009      45,607.44       115,578.20
Deborah B. Grabbe.....    30,000(1)          13%            1.813      9/23/2009      34,205.58        86,683.65
James L. Warren.......    30,000(1)          13%            1.813      9/23/2009      34,205.58        86,683.65
Charlotte A. Kensil...    12,500(1)           5%            1.813      9/23/2009      14,252.32        36,118.19

---------------
(1) Stock option exercisable with respect to 25% of the shares on September 23, 1999, with the stock option becoming exercisable as to the remaining 75% in increments of 1/36 each month over the next 36 months.

                       FISCAL YEAR END OPTION/SAR VALUE TABLE

     The following chart shows the number and value of unexercised options held by each of the Named Executive Officers at the end of the Company's last fiscal year. The value shown for each option is equal to the difference between the exercise price of the option and the fair market value of the underlying stock at fiscal year end. The Company has never awarded any stock appreciation rights to any of its employees, and thus none are outstanding. None of the Named Executive Officers exercised any options during the Company's last fiscal year.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                    OPTIONS/SARS AT FISCAL       THE-MONEY OPTIONS/SARS
                                                           YEAR-END                AT FISCAL YEAR-END
NAME                                                          (#)                          ($)
----                                               -------------------------    -------------------------
                                                   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
Alison Taunton-Rigby...........................         240,293/103,750              $10,538/$23,183
Gerald A. Beltz................................          92,500/67,500               $7,025/$15,455
Deborah B. Grabbe..............................          86,875/53,125               $5,269/$11,591
James L. Warren................................          41,875/68,125               $5,269/$11,591
Charlotte A. Kensil............................          13,281/16,719                $2,195/$4,830

     The Company has entered into employment contracts with several of its officers as described below.

     Dr. Taunton-Rigby, entered into an employment agreement with CBC dated April 6, 1995, which has been assumed by the Company, which provides for an annual base salary of $225,000, subject to increase from time to time at the discretion of the Company. The term of the contract automatically extends for an additional year on each anniversary date unless the Company gives a notice of termination 90 days prior to the relevant anniversary date. Dr. Taunton-Rigby also entered into an Employee Retention Agreement dated September 2, 1997, pursuant to which, if Dr. Taunton-Rigby's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Taunton-Rigby other than for "good reason" or due to her death or disability, she is entitled to a payment equal to three (3) times her annual base salary as in effect prior to the change of control plus the average annual bonus received by her during the three preceding years.

     Dr. Beltz, entered into an employment agreement with CBC dated August 21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $140,000, subject to review on an annual basis. Dr. Beltz's employment under the agreement may be terminated any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Dr. Beltz also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Dr. Beltz's employment is terminated within twenty-four
(24) months of a "change of control," unless such termination is by the Company for "cause," by Dr. Beltz other than for "good reason" or due to his death or disability, he is entitled to a payment equal to two (2) times the sum of his annual base salary as in effect prior to the change of control and the average annual bonus received by him during the three preceding years.

     Ms. Grabbe, entered into an employment agreement with CBC dated August 21, 1995, which has been assumed by the Company, which provides for an initial annual salary of $130,000, subject to review on an annual basis. Ms. Grabbe's employment under the agreement may be terminated at any time after August 21, 1997 by either party without liability upon 180 days prior written notice. Ms. Grabbe also entered into an Employee Retention Agreement dated October 24, 1997, pursuant to which, if Ms. Grabbe's employment is terminated within twenty-four
(24) months of a "change of control," unless such termination is by the Company for "cause," by Ms. Grabbe other than for "good reason" or due to her death or disability, she is entitled to a payment equal to her annual base salary as in effect prior to the change of control plus the average annual bonus received by her during the three preceding years.

     Mr. Warren, entered into an employment agreement with the Company dated January 17, 1998, which provides for an initial annual salary of $165,000 subject to review on an annual basis. Mr. Warren's employment under the Agreement may be terminated by either party without liability upon 30 days prior written notice. Mr. Warren also entered into an Employee Retention Agreement dated January 17, 1998, pursuant to which, if Mr. Warren's employment is terminated within twenty-four (24) months of a "change of control," unless such termination is by the Company for "cause," by Mr. Warren other than for "good reason" or due to his death or disability, he is entitled to a payment equal to his annual base salary as in effect prior to the change of control plus the average annual bonus received by him during the preceding three years.

                               PERFORMANCE GRAPH

     The following graph shows a comparison over a five-year period ending at the end of the Company's last fiscal year of the cumulative total return to the Company's shareholders with the cumulative total return of the NASDAQ Total Return Index, the NASDAQ Pharmaceutical Index and the Biocentury 100 Index and assumes an investment of $100 on October 24, 1996.

     Previously, the Company had used the NASDAQ Pharmaceuticals Index as its peer index. For the first time this year, the Company is now using the Biocentury 100 Index as a peer index. Consequently, pursuant to Item 402 of Regulation S-K, the Company is reporting both the NASDAQ Pharmaceutical Index and the Biocentury 100 Index in addition to reporting the results for both the NASDAQ Total Return Index and the Company itself.

     The Company feels that the Biocentury 100 Index better represents the Company's peers because the Biocentury 100 Index, unlike the NASDAQ Pharmaceutical Index, consists solely of biotechnology companies. The Biocentury 100 Index is published by Biocentury and is made up of the one hundred (100) largest biotech companies in the world on the basis of market capitalization. [Performance Graph]

                                                               NASDAQ STOCK MARKET           NASDAQ             BIOCENTURY 100
                                               AQUILA             (US & FOREIGN)        PHARMACEUTICALS         --------------
                                        BIOPHARMACEUTICALS,    -------------------    STOCKS SIC 2830-2839
                                                INC.                                      US & FOREIGN
                                        -------------------                           --------------------
12/31/1994                                                             61.60                  54.30                  86.40
12/31/1995                                                             86.10                  99.60                  98.80
12/31/1996                                     114.70                 105.40                  99.90                  90.70
12/31/1997                                      98.50                 128.70                 103.20                  71.90
12/31/1998                                      91.20                 178.30                 131.30                  79.20
12/31/1999                                      55.90                 334.60                 244.30                 153.30

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders by tying a significant portion of executive compensation to the Company's success in meeting specified annual performance goals. The overall objectives of this strategy are to provide competitive salaries necessary to attract and retain the highest quality talent, to reward performances that accomplish Company goals and priorities, and to provide incentives that link the executive officers' opportunities for financial reward with that of the shareholders.

     The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. Generally, the three principal components of the compensation program for executive officers are base salary, bonus and equity-based incentives (typically stock options), although awards are not necessarily granted in all three categories every year. In reaching decisions on compensation, the Compensation Committee also takes into account the full compensation package provided by the Company to the officers, including savings plans, severance plans, insurance, and benefits generally available to all employees of the Company.

     This report addresses the Company's compensation policies as they relate to compensation reported for 1999.

SALARY ADMINISTRATION

     The ranges of appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within the biotechnology industry, as reported in the annual Radford Biotechnology Compensation Report by Radford Associates/AON Consulting. Salaries of executive officers are reviewed annually, and any adjustments are made by evaluating the performance of the Company and of each executive officer and taking into account any change in the executive's responsibilities. Exceptional performances are generally compensated with performance-related bonuses and stock options rather than raising base salaries, reflecting the Compensation Committee's increasing emphasis on tying pay to performance criteria.

BONUS PROGRAM

     Executives are eligible to receive bonuses based on the overall performance of the Company and based on individual achievement. A number of specific goals are established at the beginning of the year for each of the executive officers. A target bonus as a percentage of compensation is also set for each of the executive officers including the CEO. Bonuses are awarded based upon the recommendation of the CEO and the Compensation Committee's evaluation of the executive officer's achievement of his or her goals. For example, if an officer had a target bonus of up to 25% of his compensation, he might be given a bonus of 20% if he met most but not all of his goals. The Compensation Committee awarded bonuses to executive officers, other than Dr. Taunton-Rigby, totaling in the aggregate $173,000.

STOCK OPTION PROGRAM

     Under the Company's 1996 Stock Award and Option Plan, the Company may grant stock options, discounted stock options, restricted stock, deferred stock, and stock appreciation rights to any or all of the Company's employees, officers, and advisors and/or consultants. The Compensation Committee believes that long-term incentive awards, such as stock options, link the executive's opportunity for financial reward with that of the shareholders, in that the value of an executive's stock options increases as the value of the shareholders' shares increases. The Committee granted options to executive officers in order to continue to incentivize the officers towards the achievement of the Company's long term goals.

     The Committee granted options for 112,500 shares of the Company's common stock in the aggregate to the Named Executive Officers, other than Dr. Taunton-Rigby. The options vested beginning in September of 1999.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Dr. Taunton-Rigby's 1999 base compensation is pursuant to an employment contract negotiated with CBC in 1995 and assumed by the Company. The Compensation Committee elected to increase Dr. Taunton-Rigby's base compensation by approximately four percent (4%), consistent with the percentage increase given to a majority of the employees of the Company, reflecting the Committee's goal to reward performance mainly through a bonus award. The Committee's determination of the amount of the bonus was made after a review of the achievement of Dr. Taunton-Rigby's goals for the year. The Compensation Committee granted Dr. Taunton-Rigby a bonus in the amount of $119,250. Under the Company's 1996 Stock Award and Option Plan, the Board granted Dr. Taunton-Rigby options for 60,000 shares of the Company's common stock, which options vested beginning in September of 1999.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

                         Robert J. Carpenter, Chairman
                            Elliott D. Hillback, Jr.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of the registered class of the Company's equity securities (collectively, "Reporting Person") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock of the Company. Each Reporting Person is required by SEC regulation to furnish the Company with copies of such Section 16(a) reports. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports are required during the fiscal year ended December 31, 1999, no Reporting Person has failed to file on a timely basis any report required by Section 16(a) of the Exchange Act.

                           COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives fees of $2,000.00 ($2,500.00 for the chairman of the Board) for each Board meeting attended in person by such director; $1,000.00 for each standing committee meeting, held on a day other than a day on which a meeting of the Board is held, attended by such director in person; and $500.00 for each Board and committee meeting attended by telephone provided such committee meeting is not held on the same day as a Board meeting. Under provisions of the Company's 1996 Directors' Stock Award and Option Plan, each non-employee director is awarded an option to purchase 2,500 shares of the Company's common stock on the first trading day of July of each year.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected PriceWaterhouseCoopers, L.L.P., independent certified public accountants, as auditors of the Company for fiscal year ending December 31, 1999. Coopers & Lybrand L.L.P. (predecessor to PriceWaterhouseCoopers, L.L.P.) served as auditors during 1995, 1996, 1997 and 1998. A representative of PriceWaterhouseCoopers, L.L.P. is expected to be present at the Annual Meeting to be available to respond to appropriate questions and to have the opportunity to make a statement if such representative desires to do so.

                             SHAREHOLDER PROPOSALS

     In order for any proposal that a shareholder intends to present at the next annual meeting of shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Secretary of the Company at the Company's offices in Framingham, Massachusetts by December 9, 2000. Any shareholder proposal to be considered at the 2000 Annual Meeting of the Company's shareholders must be received by the Company at least 60 days prior to the scheduled date of the Annual Meeting in order to be considered timely under Rule 14a-4(c).

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Date: April 20, 2000

                                          By order of the Board of Directors

                                          JANE V. HAWKES, Secretary

PROXY                 AQUILA BIOPHARMACEUTICALS, INC.                      PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 31, 2000.

         The undersigned shareholder of AQUILA BIOPHARMACEUTICALS, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints ALISON TAUNTON-RIGBY and JANE V. HAWKES, or either of them, attorneys and proxies of the undersigned with full power of substitution for and in the name of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the annual meeting of the shareholders of the Company to be held at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts 01702, on Wednesday, May 31, 2000 at 10:00 a.m. or any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The proxies appointed hereby are instructed to vote in the manner indicated on the following matter, as set forth in the notice of meeting and in the Proxy Statement dated April 20, 2000, receipt of which is hereby acknowledged.

         This proxy when properly executed will be voted in accordance with the specifications indicated by the undersigned shareholder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

WHERE NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

Proposal
--------

Elect two Class II directors to hold office until the annual meeting of shareholders in 2003.

Robert J. Carpenter

FOR   [  ]                WITHHELD   [  ]                ABSTAIN    [  ]


Alison Taunton-Rigby

FOR   [  ]                WITHHELD   [  ]                ABSTAIN    [  ]


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


MARK HERE FOR ADDRESS CHANGE             [  ]

                  NEW ADDRESS:      __________________________

                                    __________________________

                                    __________________________

                                    __________________________

                                    __________________________

MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [  ]

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature         ______________________             Date _________________


Signature         ______________________             Date _________________